UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2025

SRM ENTERTAINMENT, INC.

(Exact name of registrant as specified in charter)

Nevada	001-41768	32-0686534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1061 E. Indiantown Rd., Ste. 110, Jupiter, FL 33477

(Address of principal executive offices) (Zip Code)

(407) 230-8100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SRM	The Nasdaq Stock Market LLC
(The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On January 6, 2025, the Board of Directors (the “Board”) of SRM Entertainment, Inc. (the “Company”) issued 75,000 stock options (the “Options”) to each of Richard Miller (the Company’s Chief Executive Officer) and Douglas McKinnon (the Company’s Chief Financial Officer). The Options were issued as compensation for the service of Messrs. Miller and McKinnon on the Board.

The Options were issued pursuant to the Company’s 2024 Equity Incentive Plan. The Options have a purchase price per share of $0.65 (the closing price of the common stock on January 3, 2025), vested and become exercisable immediately, and will expire on January 6, 2030.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRM ENTERTAINMENT, INC.

Date: January 13, 2025	By:	/s/ Richard Miller
	Name:	Richard Miller
	Title:	Chief Executive Officer